INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made this 1st day of November, 2006, by and between Gallatin Asset Management, Inc., a Delaware corporation ("Gallatin")(the "Adviser"), and Met Investors Advisory LLC, a Delaware limited liability company (the "Manager").

         WHEREAS, the Manager serves as investment manager of Met Investors Series Trust (the "Trust"), a Delaware business trust which has filed a registration statement (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended (the "1933 Act") pursuant to a management agreement dated December 8, 2000, as amended from time to time (the "Management Agreement"); and

         WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the Strategic Growth Portfolio (the "Portfolio"); and

         WHEREAS, the Manager desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Manager in performing investment advisory services for the Portfolio; and

         WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Manager;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

         1. Employment of the Adviser. The Manager hereby employs the Adviser to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Manager, the Portfolio or the Trust in any way.

         Copies of the Trust's Registration Statement, as it relates to the Portfolio (the "Registration Statement"), and the Trust's Declaration of Trust and Bylaws (collectively, the "Charter Documents"), each as currently in effect, have been or will be delivered to the Adviser. The Manager agrees, on an ongoing basis, to notify the Adviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio within a reasonable period prior to their becoming effective and to provide to the Adviser as promptly as practicable copies of all amendments and supplements to the Registration Statement before filing with the Securities and Exchange Commission ("SEC") and amendments to the Charter Documents. The Manager will promptly provide the Adviser with any procedures applicable to the Adviser adopted from time to time by the Trust's Board of Trustees and agrees to promptly provide the Adviser copies of all amendments thereto. The Adviser will not be bound to follow any change in the investment policies, restrictions or procedures of the Portfolio or Trust, however, until it has received written notice of any such change from the Manager.

         The Manager shall timely furnish the Adviser with such additional information as may be reasonably necessary for or requested by the Adviser to perform its responsibilities pursuant to this Agreement.

         2. Obligations of and Services to be Provided by the Adviser. The Adviser undertakes to provide the following services and to assume the following obligations:

                  a. The Adviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Manager, subject to and in accordance with the investment objective and policies of the Portfolio set forth in the Trust's Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time, in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") including but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder and any written instructions which the Manager or the Trust's Board of Trustees may issue from time-to-time in accordance therewith. The Adviser shall render such reports to the Trust's Board of Trustees and the Manager as they may reasonably request concerning the investment activities of the Portfolio, provided that the Adviser shall not be responsible for Portfolio accounting.

                  b. Subject to and in accordance with the investment policies set by the Manager and the Board of Trustees of the Portfolio, the Adviser shall determine and establish specific target investment percentages for the asset classes and the various components of each asset category and then select the portfolios of the Trust or of Metropolitan Series Fund, Inc. (the "Underlying Portfolios") in which the Portfolio will invest. The Adviser shall then provide this information to the Manager, who is responsible for implementing the Adviser's determinations on behalf of the Portfolio. If the Adviser decides to make any changes to the Underlying Portfolios in which the Portfolio invests, the Manager is responsible for implementing such changes.

                  c. In connection with any changes to the Underlying Portfolios in which the Portfolio invests that are determined by the Adviser, the Adviser shall provide the Manager with written notice of these changes no less than fifteen business days prior to such changes being implemented by the Manager.

                  d. In connection with its determinations regarding the Underlying Portfolios in which the Portfolio shall invest, as such determinations may change from time to time, the Adviser shall create and maintain all necessary records pertaining to such determinations in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Manager or any person retained by the Trust at all reasonable times. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

                  e. The Adviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Manager, the Trust, or the Portfolio, including without limitation: (a) interest and taxes; (b) brokerage commissions, if any, and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio; and (c) custodian fees and expenses.

                  f. The Adviser and the Manager acknowledge that the Adviser is not the compliance agent for the Portfolio or for the Manager, and does not have access to all of the Portfolio's books and records necessary to perform certain compliance testing. To the extent that the Adviser has agreed to perform the services specified in this Section 2 in accordance with the Trust's Registration Statement and Charter Documents, written instructions of the Manager and any policies adopted by the Trust's Board of Trustees applicable to the Portfolio (collectively, the "Charter Requirements"), and in accordance with applicable law (including Subchapters M and the diversification requirements of section 817(h) of the Code, the 1940 Act and the Advisers Act ("Applicable Law")), the Adviser shall perform such services based upon its books and records with respect to the Portfolio (as specified in Section 2.d. hereof), which comprise a portion of the Portfolio's books and records, and upon information and written instructions received from the Trust, the Manager or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust, the Manager or the Trust's administrator. The Adviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing under Section 817(h) of the Code. The Adviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that Adviser provided notice of corrections to be made by Manager within 30 days of the end of the calendar quarter. The Adviser shall have no responsibility to monitor certain limitations or restrictions for which the Adviser has not been provided sufficient information in accordance with Section 1 of this Agreement or otherwise. All such monitoring shall be the responsibility of the Manager.

                  g. The Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio's investment objectives will be achieved or that the Portfolio will perform comparably with any standard or index, including other clients of the Adviser, whether public or private.


                  h. The Adviser will notify the Trust and the Manager of any assignment of this Agreement or change of control of the Adviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Adviser, in each case prior to or promptly after, such change. The Adviser agrees to bear all reasonable expenses of the Trust, if any, arising out of any assignment by, or change in control of, the Adviser.

                  i. The Manager shall be solely responsible for identifying to the Adviser those Underlying Portfolios that the Adviser may determine to invest in for the Portfolio ("Eligible Underlying Portfolios"). The Adviser shall have no authority to include in the Portfolio and Underlying Portfolio that has not been identified by the Manager as an Eligible Underlying Portfolio. The Manager shall have sole discretion in determining whether to add or delete Underlying Portfolios from the list of Eligible Underlying Portfolio. The Manager shall have authority to place limits on the Adviser's use of any Eligible Underlying Portfolio in the Portfolio and the Adviser shall abide by the Manager's instructions in this regard.

         3. Compensation of the Adviser. In consideration of services rendered pursuant to this Agreement, the Manager will pay the Adviser a fee at the annual rate of the value of the Portfolio's average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement.

         4. Fee Waiver. Notwithstanding the provisions of the above Section 3 and subject to the approval of the continuance of this Agreement as set forth in
Section 9, for a period of up to two years following the date of the commencement of the Portfolio's operations, the Adviser agrees to waive a portion of its advisory fee as set forth in Schedule A hereto.

         5. Activities of the Adviser. The services of the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired.

         The Adviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 17j-1(b) under the 1940 Act, and shall not be subject to any other code of ethics, including the Manager's code of ethics, unless specifically adopted by the Adviser.

         6. Use of Names. The Manager shall not use the name "Gallatin" or "A.G. Edwards" and any of the other names of the Adviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Adviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Adviser shall not use the name of the Trust, the Manager or any of their affiliates in any material relating to the Adviser in any manner not approved prior thereto by the Manager; provided, however, that the Manager shall approve all uses of its or the Trust's name which merely refer in accurate terms to the appointment of the Adviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

         The Manager recognizes that from time to time directors, officers and employees of the Adviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "A.G. Edwards," "Gallatin" or any derivative or abbreviation thereof as part of their name, and that the Adviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

         Upon termination of this Agreement for any reason, the Manager shall within 30 days cease and cause the Portfolio and the Trust to cease all use of the name and mark "A.G. Edwards" or "Gallatin".

         7. Liability and Indemnification.

                  a. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Adviser Indemnitees (as defined below) for use therein.

                  b. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder, (ii) any failure by the Manager to properly notify the Adviser of changes to the Registration Statement, the Charter Requirements, written instructions of the Manager or any policy adopted by the Trust's Board of Trustees applicable to the Portfolio that leads to any such losses, claims, damages, liabilities or litigation to which any of the Adviser Indemnitees may be subject or (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Manager which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust by an Adviser Indemnitee for use therein.

         8. Limitation of Trust's Liability. The Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Portfolio and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

         9. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until December 31, 2007 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust's Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Manager, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days' prior written notice to the Adviser, or by the Adviser upon 90 days' prior written notice to the Manager, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Manager and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act. Subject to approval of the Manager, the Manager understands and acknowledges that the Adviser may transfer responsibility for the day-to-day management of the Portfolio to an affiliated person of the Adviser. If such transfer does not satisfy Rule 2a-6 under the 1940 Act, the Manager agrees to recommend that the Trust's Board of Trustees approve a new advisory agreement, the terms of which are substantially identical to the terms of this agreement, with the Adviser's affiliated person, subject to the Manager first determining that such a recommendation is in the best interests of the Portfolio and its shareholders. This Agreement may be amended at any time by the Adviser and the Manager, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio's outstanding voting securities.

         10. Confidential Relationship. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties other than A.G. Edwards & Sons, Inc. without the consent of the other party hereto except as required by law, rule or regulation.

         The Manager hereby consents to the disclosure to third parties of (i) investment results and other data of the Manager or the Portfolio in connection with providing composite investment results of the Adviser and (ii) investments and transactions of the Manager or the Portfolio in connection with providing composite information of clients of the Adviser.

         11. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         12. Custodian. The Portfolio assets shall be maintained in the custody of its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Adviser shall have no liability for the acts or omissions of any custodian of the Portfolio's assets. The Adviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law.

         13. Information. The Manager hereby acknowledges that it and the Trustees of the Trust have been provided with all information necessary in connection with the services to be provided by the Adviser hereunder, including a copy of Part II of the Adviser's Form ADV at least 48 hours prior to the Manager's execution of this Agreement, and any other information that the Manager or the Trustees deem necessary.

         14. Miscellaneous. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



                                        MET INVESTORS ADVISORY LLC


                                        BY:
                                           -------------------------------------
                                            Authorized Officer



                         GALLATIN ASSET MANAGEMENT, INC.


                                        BY:
                                           -------------------------------------
                                            Authorized Officer






                                   SCHEDULE A




                                                     Percentage of average daily net assets

Strategic Growth Portfolio                            0.10% of
                                                      first $250 million of such
                                                      assets, plus 0.075% of
                                                      such assets over $250
                                                      million up to $500
                                                      million, plus 0.05% of
                                                      such assets over $500
                                                      million.

                                                      Fee waiver equal to an
                                                      annual rate of 0.05% for
                                                      the first 12-month period
                                                      following the commencement
                                                      of the Portfolio's
                                                      operations or until the
                                                      Portfolio's net assets
                                                      reach $250 million,
                                                      whichever comes first; fee
                                                      equal to an annual rate of
                                                      0.075% for the second
                                                      12-month period following
                                                      the commencement of the
                                                      Portfolio's operations or
                                                      until the Portfolio's net
                                                      assets reach $250 million,
                                                      whichever comes first.
                                                      Schedule applies in the
                                                      third year or when net
                                                      assets reach targets
                                                      above.
